UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2017

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Each of the actions set forth in this Item 5.02 of this Current Report on Form 8-K (this "Form 8-K") occurred on May 24, 2017 unless otherwise noted.

The Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Black Box Corporation (the "Company") recommended that the Board approve, and the Board approved, an annual incentive bonus plan (the "FY18 Annual Incentive Plan") under the Black Box Corporation 2008 Long-Term Incentive Plan, as amended (the "2008 Plan"), for the fiscal year ending March 31, 2018 ("Fiscal 2018"). The performance goals for the FY18 Annual Incentive Plan are, as defined below, "adjusted operating income," "revenue" and "working capital/revenues."

"Adjusted operating income" means operating income plus "Reconciling Items" (as defined below) and excludes net profit associated with acquired operations; "revenue" means revenue excluding the impact of currency changes and the impact of acquisitions or dispositions; and "working capital/revenues” means certain current assets minus certain current liabilities divided by revenue.

"Reconciling Items" means: (i) amortization of intangible assets, (ii) variance to budget (operating and depreciation) related to the ERP migration as approved by the Board in December 2016, (iii) restructuring expenses and (iv) for each of the following items, unplanned amounts from: (a) any non-recurring or unusual item with a cost in excess of $100,000, (b) asset write-up depreciation, (c) acquisition-related expenses, (d) the impact of expenses, settlements, judgments and fines associated with material legal matters ($500,000 or greater per matter), (e) the effect of changes in tax laws or accounting principles affecting results and (f) asset impairment.

The performance goals for the FY18 Annual Incentive Plan are weighted as follows: adjusted operating margin and working capital/revenues each at 30% and revenue at 40%. Payouts range from 50% to 200% of targeted annual bonus depending upon the level of performance. Costs/benefits incurred due to unplanned projects will not impact achievement of numbers.

The Compensation Committee retained negative discretion to decrease the amount of any award earned under the FY18 Annual Incentive Plan.

The FY18 Annual Incentive Plan provides for certain quarterly payments. The fourth quarter working capital/revenue metric will be limited, as necessary, to achieve a certain minimum adjusted operating margin percentage.

There were no changes in the base salaries or FY18 Annual Incentive Plan awards to the Company’s executive officers from the awards made in the fiscal year ended March 31, 2017. Accordingly, the Compensation Committee made, and the Board approved, targeted annual bonus awards under the FY18 Annual Incentive Plan to the Company's executive officers as follows: E.C. Sykes, President and CEO - 100% of base salary or $650,000; David J. Russo, Senior Vice President, Chief Financial Officer and Treasurer - 60% of base salary or $222,000; and Ronald Basso, Executive Vice President - 80% of base salary or $294,000. Certain key, nonexecutive officer employees are also participating in a plan similar to the FY18 Annual Incentive Plan generally on the same terms as the executive officers but with certain metrics tied to performance of their respective business unit, as applicable.

The Compensation Committee also recommended that the Board approve, and the Board approved, a new Long-Term Incentive Program (the "FY18 LTIP") under the 2008 Plan for the three fiscal years ending March 31, 2020 (the "Performance Period"). The FY18 LTIP is comprised of a restricted stock unit grant payable in shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), representing 20% of the award, a stock option grant representing 30% of the award and performance share awards (the "Performance Awards") payable in shares of the Common Stock representing 50% of the award. The restricted stock units and stock options granted pursuant to the FY18 LTIP will vest in equal increments over three years. The performance goal for 50% of the Performance Awards is the Company's performance of a cumulative adjusted EBITDA goal (the "EBITDA Goal") and the performance goal for the remaining Performance Awards is the Company's total shareholder return ("TSR") relative to a peer group of companies for the Performance Period. For purposes of determining the payout of the Performance Awards: (A) the achievement of a threshold amount of the EBITDA Goal will result in a payout of 50% of the Performance Awards subject to the EBITDA Goal, the achievement of 100% of the EBITDA Goal will result in a payout of 100% of the Performance Awards subject to the EBITDA Goal and the achievement of a maximum amount of the EBITDA Goal will result in a payout of 200% of the Performance Awards subject to the EBITDA Goal; and (B) the ranking of the Company's TSR in the 35th percentile of the peer group's TSR will result in a payout of 50% of the Performance Awards subject to TSR, the ranking of the Company's TSR in the 55th percentile of the peer group's TSR will result in a payout of 100% of the Performance Awards subject to TSR, the ranking of the Company's TSR in the 75th percentile of the peer group's TSR will result in a payout of 150% of the Performance Awards subject to TSR and the ranking of the Company's TSR in the 100th percentile of the peer group's TSR will result in a payout of 200% of the Performance Awards subject to TSR. In the event of a negative Company TSR, the payout will be capped at 100% of the Performance Awards subject to TSR.

There were no changes in the base salaries or FY18 LTIP awards to the Company’s executive officers from the awards made in the fiscal year ended March 31, 2017. Accordingly, the Compensation Committee and Board approved the following targeted amounts and awards under the FY18 LTIP to the Company's executive officers: Mr. Sykes - a restricted stock unit award for 49,430 shares of the Common Stock, a stock option grant for 238,830 shares of the Common Stock and Performance Awards for 121,160 shares of the Common Stock with an aggregate grant date value of approximately $2,002,000; Mr. Russo - a restricted stock unit award for 13,700 shares of the Common Stock, a stock option grant for 66,210 shares of the Common Stock and Performance Awards for 33,590 shares of the Common Stock with a grant date value of approximately $555,000; and Mr. Basso - a restricted stock unit award for 18,150 shares of the Common Stock, a stock option grant for 87,680 shares of the Common Stock and Performance Awards for 44,490 shares of the Common Stock with a grant date value of approximately $735,000. Certain key, non-executive officer employees are also participating in the FY18 LTIP generally on the same relative basis as the executive officers.

The foregoing awards under the 2008 Plan were granted on May 24, 2017.

Item 5.03 Amendments to Articles of Incorporation or By-laws.

On May 24, 2017, the Nominating & Governance Committee of the Board of Directors (the “Board”) of Black Box Corporation (the “Company”) recommended, and the Board adopted, amendments to Article I, Section 10, of the Company’s Amended and Restated By-laws (the “By-laws”), to add a provision that requires the Company, subject to certain terms and conditions, to include, in its annual proxy statement electing directors, nominees for up to 25% of the Board made by a stockholder, or a group of up to 20 stockholders, meetings certain terms and conditions, generally known as proxy access.

The foregoing description of the changes effected by the amendments to the By-laws is qualified by reference to the current Amended and Restated By-laws of the Company, inclusive of the amendments described above, which are filed as Exhibit 3(ii) to this current report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

Each of the actions set forth in this Item 8.01 of this Form 8-K occurred on May 24, 2017.

Board Compensation Matters. The Board, upon the recommendation of the Nominating & Governance Committee of the Board (the "Governance Committee") on the advice of its compensation consultants as to prevailing Board practices, made no changes in the compensation paid to the non-employee members of the Board.

Non-employee directors will continue to receive an annual retainer of $70,000, paid quarterly. In addition to the annual retainer, the Chairpersons of each of the Audit Committee of the Board (the "Audit Committee"), Compensation Committee and Governance Committee will continue to receive an annual retainer of $15,000, payable quarterly and our non-executive Chairperson of the Board will continue to receive an annual retainer of $75,000, payable quarterly.

In addition, each non-employee director received an immediately-vested restricted stock unit award with a value of approximately $100,000 with a grant date of May 24, 2017 (which was the same amount for the previous seven (7) fiscal years). Based on the closing price of the Common Stock on the date of grant (and rounding to the nearest ten shares), this grant resulted in a restricted stock unit award to each non-employee director for 12,350 shares of the Common Stock which vested immediately upon grant.

The Company maintains directors' and officers' liability insurance. Directors also are reimbursed customary expenses for attending meetings of the board of directors, board committees and stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.      Description
3(ii)            Amended and Restated By-laws of Black Box Corporation dated May 24, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK BOX CORPORATION
Date: May 31, 2017

/s/ RONALD BASSO
Ronald Basso
Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
3(ii)	Amended and Restated By-laws of Black Box Corporation dated May 24, 2017

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